JPMorgan Trust I

JPMorgan Trust II

JPMorgan Trust III

JPMorgan Trust IV

Undiscovered Managers Funds

J.P. Morgan Fleming Mutual Fund Group, Inc.

JPMorgan Institutional Trust

J.P. Morgan Mutual Fund Investment Trust

JPMorgan Insurance Trust

J.P. Morgan Access Multi-Strategy Fund, L.L.C.

J.P. Morgan Access Multi-Strategy Fund II

(each, a “Trust”)

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Brian S. Shlissel, Frank J. Nasta, Laura M. Del Prato, Jessica K. Ditullio, Elizabeth A. Davin, John T. Fitzgerald, Pamela L. Woodley, Gregory S. Samuels, Carmine Lekstutis, Zachary E. Vonnegut-Gabovitch and Michael M. D’Ambrosio, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign any and all registration statements, including registration statements on Form N-1A, Form N-2 and Form N-14, or other filings made with the Securities and Exchange Commission or any state regulatory agency or authority applicable to the above named Trust, and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Trustee or Director of a Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Powers of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

/s/ Matthew Goldstein Matthew Goldstein Trustee and Chairman	/s/ Marilyn McCoy Marilyn McCoy Trustee

/s/ John F. Finn John F. Finn Trustee	/s/ Mitchell M. Merin Mitchell M. Merin Trustee

/s/ Dennis Harrington Dennis Harrington Trustee	/s/ Robert A. Oden, Jr. Robert A. Oden, Jr. Trustee

/s/ Frankie D. Hughes Frankie D. Hughes Trustee	/s/ Marian U. Pardo Marian U. Pardo Trustee

/s/ Peter C. Marshall Peter C. Marshall Trustee	/s/ Frederick W. Ruebeck Frederick W. Ruebeck Trustee

/s/ Mary E. Martinez Mary E. Martinez Trustee	/s/ James J. Schonbachler James. J. Schonbachler Trustee

Dated: February 15, 2017